December 4, 2024	FOR IMMEDIATE RELEASE
Media Contact: Steve Hollister, 727.567.2824
Investor Contact: Kristina Waugh, 727.567.7654
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RAYMOND JAMES FINANCIAL ANNOUNCES CEO TRANSITION

ST. PETERSBURG, Fla. - The Raymond James Financial, Inc. (NYSE: RJF) Board of Directors today announced the appointment of President Paul Shoukry to CEO of the company, effective February 20, 2025, completing the succession plan outlined in the March 2024 leadership announcement. At that time, Chair and CEO Paul Reilly will step down from his CEO responsibilities and become Executive Chair.

“Paul Reilly and the rest of the board fully agree the time is right to move forward with our long-term succession process,” said Jeff Edwards, Lead Independent Director. “Paul Shoukry is a gifted leader who is exceptionally qualified to partner with our strong senior leadership team. I know that he will build on the firm’s remarkable track record and legacy of world-class client service that began with Bob and Tom James and has flourished under Paul Reilly’s leadership. We are pleased that Paul Reilly will remain as a full-time Executive Chair, similar to how Tom and Bob James executed and supported their succession plans.”

“Reflecting his understanding and commitment to all of our businesses, Paul Shoukry has spent the months since our leadership change announcement traveling, meeting with and listening to hundreds of financial advisors and associates across the country,” said Reilly. “He has also been involved in virtually every critical meeting and decision I have made during this time, and this has only reinforced our appreciation for the attributes that made him an ideal CEO candidate. His wisdom, insightful perspective and acute understanding of our business combine with a commitment to a business grounded in both excellent client and advisor service. With Paul and our proven leadership team, I couldn’t be more confident in the future of the company.”

“Raymond James has an extraordinary history and has been built on time-tested values that we will always embrace. I am honored to have the trust and support of Paul, Tom James and the board and am excited about our future,” Shoukry said. “My confidence in our outlook lies in our people - our leadership team, the financial advisors and associates who are all aligned on our mission of helping clients achieve their financial objectives.”

About Raymond James Financial, Inc.

Raymond James Financial, Inc. (NYSE: RJF) is a leading diversified financial services company providing private client group, capital markets, asset management, banking and other services to individuals, corporations and municipalities. The company has approximately 8,800 financial advisors. Total client assets are $1.54 trillion. Public since 1983, the firm is listed on the New York Stock Exchange under the symbol RJF. Additional information is available at www.raymondjames.com.

Forward Looking Statements

Certain statements made in this press release may constitute “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include information concerning future shareholder distributions. Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. Although we make such statements based on assumptions that we believe to be reasonable, there can be no assurance that actual results will not differ materially from those expressed in the forward-looking statements. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our filings with the Securities and Exchange Commission (the “SEC”) from time to time, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, which are available at www.raymondjames.com and the SEC’s website at www.sec.gov. We expressly disclaim any obligation to update any forward-looking statement in the event it later turns out to be inaccurate, whether as a result of new information, future events, or otherwise.